                                                                    EXHIBIT 23.1

                       CONSENT TO BE NAMED AS A DIRECTOR

    I hereby consent to be named as a person who will become a director of U.S. Office Products Company (the "Company") in the registration statement on Form S-4 to be filed by the Company with the Securities and Exchange Commission relating to the offer by the Company to temporarily reduce the conversion price of its 5 1/2% Convertible Subordinated Notes due 2001.

                                          /s/ Charles P. Pieper
                                          Charles P. Pieper

Dated: March   , 1998